UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2014

UBL Interactive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54955	27-1077850
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6701 Carmel Road, Suite 202

Charlotte, NC 28226

(Address of principal executive offices, including zip code)

704-930-0297

(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 4, 2014, UBL Interactive, Inc. (the “Company”) announced that David Jaques had been appointed by the Company’s Board of Directors to serve as the Company’s Chief Financial Officer, effective September 2, 2014.

Mr. Jaques, age 57, has served as an independent member of UBL’s Board of Directors since August 2010, and previously served as the Company’s Chief Financial Officer from February 2010 until his appointment to the Board. Since 2008, he has also been the Chief Operating Officer of Greenough Consulting Group, Inc. (GCG), a company engaged in providing interim CFO and human resources to technology companies and private equity firms. Prior to GCG, Mr. Jaques was the CFO for BlueRun Ventures, where he created the financial and administrative infrastructure for the venture capital partnership. Under his leadership, assets under management increased from $150 million to $1 billion in six years. Before BlueRun, he was the CFO of PayPal. There, he established the Company’s financial planning and accounting processes, was instrumental in raising three rounds of private equity totaling $140 million, and coordinated the merger of PayPal, Inc. with X.com Corporation, resulting in a $680 million valuation. Mr. Jaques also served as Senior Vice President at Silicon Valley Bank and held various senior positions at Barclays Bank PLC. He holds a Higher National Diploma (HND) in Business Administration from Polytechnic of the South Bank, London, England; and is an Associate of the Institute of Bankers (United Kingdom) and a member of the Association of Financial Professionals.

Pursuant to the terms of an employment offer letter, dated August 31, 2014, by and between the Company and Mr. Jaques for his service as the Company’s Chief Financial Officer, Mr. Jaques will be entitled to receive a base yearly salary of $90,000. Additionally, Mr. Jaques will be granted incentive stock options under the Company’s 2010 Omnibus Equity Incentive Plan to purchase 500,000 shares of the Company’s common stock at the exercise price of $0.15 per share.

Item 7.01 Regulation FD Disclosure

Attached hereto as Exhibit 99.1 and incorporated by reference herein is a copy of the news release titled “UBL Interactive Appoints David Jaques as Chief Financial Officer” issued by the Company on September 4, 2014 announcing the appointment of Mr. Jaques.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	News Release dated September 4, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBL INTERACTIVE, INC.

Date: September 8, 2014	By:	/s/ Doyal Bryant
	Name:	Doyal Bryant
	Title:	Chief Executive Officer

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